Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated September 29, 2009 of SWAV ENTERPRISES LTD., of our report dated July 13, 2009, relating to the consolidated financial statements of SWAV ENTERPRISES LTD. for the years ended March 31, 2009 and 2008.

/s/ KR MARGETSON LTD.
K R. Margetson Ltd.
Chartered Accountant

North Vancouver, Canada	“K R. MARGETSON LTD.”
September 29, 2009	Chartered Accountant

331 East 5th Street	Telephone: 604.929.0819
North Vancouver, BC V7L 1M1	Facsimile: 1.877.874.9583
CANADA	E-Mail: info@krmargetson.com